Exhibit 4.1

L BRANDS, INC. (formerly known as LIMITED BRANDS, INC.),

THE GUARANTORS PARTY HERETO, as Guarantors

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,

as Trustee

_________________________________

ELEVENTH SUPPLEMENTAL INDENTURE

Dated as of October 16, 2020

to

INDENTURE

Dated as of March 15, 1988

_________________________________

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

SECTION 1.1.	Definitions.	2

ARTICLE TWO

AMENDMENTS

SECTION 2.1.	Amendments.	3

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1.	Effect of Eleventh Supplemental Indenture.	3
SECTION 3.2.	Effect of Headings.	3
SECTION 3.3.	Successors and Assigns.	3
SECTION 3.4.	Severability Clause.	3
SECTION 3.5.	Benefits of Eleventh Supplemental Indenture.	4
SECTION 3.6.	Conflict.	4
SECTION 3.7.	Governing Law.	4
SECTION 3.8.	Trustee.	4

ELEVENTH SUPPLEMENTAL INDENTURE, dated as of October 16, 2020, among L Brands, Inc. (formerly known as Limited Brands, Inc.), a Delaware corporation (hereinafter called the “Company”), the Guarantors (as hereinafter defined) and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., a national banking association, as successor trustee hereunder (hereinafter called the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee, entered into an indenture, dated March 15, 1988 (the “Base Indenture”), as amended by the first supplemental indenture, dated May 31, 2005 (the “First Supplemental Indenture”), as further amended by the second supplemental indenture, dated July 17, 2007 (the “Second Supplemental Indenture”), as further amended by the third supplemental indenture, dated May 4, 2010 (the “Third Supplemental Indenture”), as further amended by the fourth supplemental indenture, dated January 29, 2011 (the “Fourth Supplemental Indenture”), as further amended by the fifth supplemental indenture, dated March 25, 2011 (the “Fifth Supplemental Indenture”), as further amended by the sixth supplemental indenture, dated February 7, 2012 (the “Sixth Supplemental Indenture”), as further amended by the seventh supplemental indenture, dated March 22, 2013 (the “Seventh Supplemental Indenture”), as further amended by the eighth supplemental indenture, dated October 16, 2013 (the “Eighth Supplemental Indenture”), and as further amended by the ninth supplemental indenture, dated January 30, 2015 (the “Ninth Supplemental Indenture”), as further amended by the tenth supplemental indenture, dated June 30, 2019 (the “Tenth Supplemental Indenture” and, together with the Base Indenture, as also amended by the First Supplemental Indenture, Second Supplemental Indenture, Third Supplemental Indenture, Fourth Supplemental Indenture Fifth Supplemental Indenture, Sixth Supplemental Indenture, Seventh Supplemental Indenture, Eighth Supplemental Indenture and the Ninth Supplemental Indenture, the “Original Indenture”), pursuant to which senior unsecured debentures, notes or other evidences of indebtedness of the Company may be issued in one or more series from time to time;

WHEREAS, the Company wishes to amend the Sixth Supplemental Indenture pursuant to which the Company issued its 5.625% Senior Notes due 2022 (the “Notes”), to remove certain provisions related to the Notes contained in the Sixth Supplemental Indenture;

WHEREAS, Section 1302 of the Base Indenture provides that a supplemental indenture may be entered into by the Company and the Trustee with the consent of not less than a majority in aggregate principal amount of the Debt Securities of the Holders of such series of Debt Securities which are affected by such supplemental indenture, voting as a single class (the “Requisite Consent”) for specified purposes stated therein;

WHEREAS, upon the terms and subject to the conditions set forth in its Offer to Purchase and Consent Solicitation Statement, dated as of September 16, 2020 (as amended by press releases issued by the Company on September 16, 2020, and September 30, 2020, the “Consent Solicitation Statement”), the Company has solicited consents (the “Consent Solicitation”) of, among others, the Holders of the Notes to certain proposed amendments to the Sixth Supplemental Indenture requiring the Requisite Consent of Holders and to the execution of this Eleventh Supplemental Indenture, as described in more detail in the Consent Solicitation Statement, and the Company has now obtained such Requisite Consent of such Holders, and, as such, this Eleventh Supplemental Indenture, the amendments set forth herein and the Trustee’s entry into this Eleventh Supplemental Indenture are authorized pursuant to Section 1302 of the Base Indenture;

WHEREAS, all things necessary to make this Eleventh Supplemental Indenture a valid, binding and enforceable agreement of the Company, the Guarantors and the Trustee and a valid supplement to the Original Indenture have been done; and

NOW, THEREFORE, THIS ELEVENTH SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the foregoing, the Company, the Guarantors and the Trustee mutually covenant and agree, for the equal and proportionate benefit of the Holders from time to time of the Debt Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER PROVISIONS OF

GENERAL APPLICATION

SECTION 1.1. Definitions.

The Original Indenture together with this Eleventh Supplemental Indenture are hereinafter sometimes collectively referred to as the “Indenture.” For the avoidance of doubt, references to any “Section” of the “Indenture” refer to such Section of the Original Indenture as supplemented and amended by this Eleventh Supplemental Indenture. All capitalized terms which are used herein and not otherwise defined herein are defined in the Original Indenture and are used herein with the same meanings as in the Original Indenture.

For all purposes of this Eleventh Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1) the terms defined in this article have the meanings assigned to them in this article and include the plural as well as the singular;

(2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

(3) the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular article, section or other subdivision; and

(4) all references used herein to the male gender shall include the female gender.

ARTICLE TWO

OPERATION OF AMENDMENTS

SECTION 2.1. Amendments.

Pursuant to Section 1302 of the Indenture, the Company and the Trustee (in the case of the Trustee, acting in reliance upon the instructions and directions of the Holders who have validly delivered consents representing the Requisite Consent pursuant to the Consent Solicitation) hereby agree to amend or supplement certain provisions of the Sixth Supplemental Indenture in respect of the 2022 Notes as follows:

(a) Section 1.1 (Definitions) is hereby amended with respect to the definition of “Officers’ Certificate” and restated by the following:

“‘Officer’s Certificate’ means a certificate signed on behalf of the Company by the Chairman of the Board of Directors, the President, an Executive Vice President of the Company, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company.”

(b) Section 5.3 (Reports) is hereby amended and restated in its entirety by the following:

“The Company shall comply with the provisions of Section 314(a) of the Trust Indenture Act to the extent applicable.”

(c) Section 5.5 (Change of Control) is deleted in its entirety. In addition, the definitions for “Below Investment Grade Rating Event,” “Change of Control Offer,” “Change of Control Notice,” “Change of Control Payment” and “Continuing Directors” contained in Section 1.1 are deleted in their entirety.

ARTICLE THREE

MISCELLANEOUS

SECTION 3.1. Effect of Eleventh Supplemental Indenture.

(1) This Eleventh Supplemental Indenture is a supplemental indenture within the meaning of Section 1302 of the Original Indenture, and the Original Indenture shall be read together with this Eleventh Supplemental Indenture and shall have the same effect over all of the Debt Securities, in the same manner as if the provisions of the Original Indenture and this Eleventh Supplemental Indenture were contained in the same instrument.

(2) In all other respects, the Original Indenture is confirmed by the parties hereto as supplemented by the terms of this Eleventh Supplemental Indenture.

SECTION 3.2. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

SECTION 3.3. Successors and Assigns.

All covenants and agreements in this Eleventh Supplemental Indenture by the Company, the Guarantors, the Trustee and the Holders shall bind their successors and assigns, whether so expressed or not.

SECTION 3.4. Severability Clause.

In case any provision in this Eleventh Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 3.5. Benefits of Eleventh Supplemental Indenture.

Nothing in this Eleventh Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any benefit or any legal or equitable right, remedy or claim under this Eleventh Supplemental Indenture.

SECTION 3.6. Conflict.

In the event that there is a conflict or inconsistency between the Original Indenture and this Eleventh Supplemental Indenture, the provisions of this Eleventh Supplemental Indenture shall control; provided, however, if any provision hereof limits, qualifies or conflicts with another provision herein or in the Original Indenture, in either case, which is required or deemed to be included in this Indenture by any of the provisions of the Trust Indenture Act, such required or deemed provision shall control.

SECTION 3.7. Governing Law.

THIS ELEVENTH SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE OR ENTERED INTO AND, IN EACH CASE, PERFORMED, IN SAID STATE.

SECTION 3.8. Trustee.

The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Eleventh Supplemental Indenture or for or in respect of the recitals contained herein, all of which are made solely by the Company.

This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

[Signature pages to follow]

IN WITNESS WHEREOF, the parties hereto have caused this Eleventh Supplemental Indenture to be duly executed on the date and year first written above.

L BRANDS, INC.

By:	/s/ Timothy J. Faber
	Name:	Timothy J. Faber
	Title:	Senior Vice President and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

GUARANTORS:
BATH & BODY WORKS BRAND
MANAGEMENT, INC.
BATH & BODY WORKS DIRECT, INC.
BATH & BODY WORKS, LLC
BEAUTYAVENUES, LLC
DIRECT FACTORING, LLC
DISTRIBUTION LAND COMPANY, LLC
INTIMATE BRANDS, INC.
INTIMATE BRANDS HOLDING, LLC
LIMITED BRANDS DIRECT FULFILLMENT, INC.
LIMITED BRANDS SERVICE COMPANY, LLC
MII BRAND IMPORT, LLC
VICTORIA’S SECRET DIRECT BRAND MANAGEMENT, LLC
VICTORIA’S SECRET STORES BRAND MANAGEMENT, INC.
VICTORIA’S SECRET STORES, LLC

By:	/s/ Timothy J. Faber
Name:	Timothy J. Faber
Title:	Senior Vice President and Treasurer

[Signature Page to Eleventh Supplemental Indenture]

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.,
as Trustee

By:	/s/ Shannon Matthews
	Name:	Shannon Matthews
	Title:	Vice President

[Signature Page to Eleventh Supplemental Indenture]